UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________
FORM 8-K
______________
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 8, 2021 (March 2, 2021)

ARMOUR Residential REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34766	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201
Vero Beach,	Florida	32963
(Address of Principal Executive Offices)		(Zip Code)

(772) 617-4340
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbols	Name of Exchange on which registered
Preferred Stock, 7.00% Series C Cumulative Redeemable	ARR-PRC	New York Stock Exchange
Common Stock, $0.001 par value	ARR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01.    Other Events.

As previously disclosed pursuant to Current Reports on Form 8-K filed by ARMOUR Residential REIT, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”), the Company has adopted the following equity offering programs:

1.an “at-the-market” (“ATM”) offering of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to an Equity Sales Agreement dated February 15, 2019 (the “Original Common Stock Sales Agreement”) with BUCKLER Securities LLC (“BUCKLER”), JMP Securities LLC (“JMP Securities”) and Ladenburg Thalmann & Co. Inc. (“Ladenburg Thalmann”), as amended by Amendment No. 1, dated April 3, 2020 (the "First Common Stock Sales Agreement Amendment"), pursuant to which the Company added B. Riley Securities, Inc. (formerly B. Riley FBR, Inc.) (together with BUCKLER, JMP Securities and Ladenburg Thalmann, the “Agents”) to the Original Common Stock Sales Agreement, as further amended by Amendment No. 2 dated May 4, 2020 (the "Second Common Stock Sales Agreement Amendment") to the Original Common Stock Sales Agreement (as amended by the First Common Stock Sales Agreement Amendment and the Second Common Stock Sales Agreement Amendment, the "Amended Common Stock Sales Agreement"). Under the terms of the Amended Common Stock Sales Agreement, the Company may offer and sell, from time to time, through the Agents, as the Company’s agents, or to the Agents for resale, up to 17,000,000 shares of the Common Stock. The Company has sold 6,603,701 shares of its Common Stock under the Amended Common Stock Sales Agreement as of the date of this Current Report on Form 8-K; and

2.an ATM offering of the Company’s 7.00% Series C Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share) (the “Series C Preferred Stock”), pursuant to an Equity Sales Agreement dated January 29, 2020 (the “Series C Sales Agreement”) with BUCKLER and B. Riley as sales agent or principal (together, the “Agents”). Under the terms of the Series C Sales Agreement, the Company may offer and sell, from time to time, through the Agents, or to the Agents for resale, up to 6,550,000 shares of the Series C Preferred Stock. The Company has sold 2,513,071 shares of its Series C Preferred Stock under the Series C Sales Agreement as of the date of this Current Report on Form 8-K.
On March 2, 2021, the Company filed with the Commission updated prospectus supplements to its new base prospectus dated February 19, 2021 (the “Base Prospectus,” and together with each prospectus supplement filed, the “Prospectus”). The Base Prospectus forms a part of the Company's automatic shelf registration statement on Form S-3 (No. 333-253311). Each prospectus supplement filed relates to certain unsold shares of the Common Stock, or Series C Preferred Stock (collectively, the “Unsold Common Stock and Preferred Stock”), as applicable, pursuant to the Amended Common Stock Sales Agreement or Series C Sales Agreement, as applicable, and such unsold shares of the Common Stock, or Series C Preferred Stock will continue to be offered on the same terms and conditions as before, pursuant to the Prospectus and the above referenced agreement, as applicable.

This Current Report on Form 8-K does not constitute offers to sell or the solicitation of offers to buy any of the Unsold Common Stock and Preferred Stock nor shall there be any sales of the Unsold Common Stock and Preferred Stock in any state in which such offers, solicitations or sales would be unlawful prior to registration or qualification under the securities laws of any such state.

Exhibits 5.1 and 23.1 to this Current Report on Form 8-K are filed herewith in connection with the Unsold Common Stock and Preferred Stock pursuant to the Amended Common Stock Sales Agreement and Series C Sales Agreement, as applicable, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Holland & Knight LLP
23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2021

ARMOUR RESIDENTIAL REIT, INC.

By:	/s/ Gordon M. Harper
Name:	Gordon M. Harper
Title:	VP Finance, Controller and Treasurer